SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported) July 24, 2007
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 24, 2007, Evergreen Solar, Inc. (the “Company”) entered into a multi-year polysilicon supply agreement (the “Wacker Agreement”) with Wacker Chemie AG (“Wacker”). The Wacker Agreement provides the general terms and conditions pursuant to which Wacker will supply the Company with specified annual quantities of polysilicon at fixed prices beginning in 2010 and continuing through 2018. The Wacker Agreement will commence on August 31, 2007 at which time the Company will make a prepayment of approximately Euro 9 million.
     The foregoing description of the Supply Agreement is qualified in its entirety by reference to the Wacker Agreement, a copy of which will be filed by an amendment to this Form 8-K (or as an exhibit to a future periodic report of the Company).
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
           Not applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer

Dated: July 30, 2007